As filed with the Securities and Exchange Commission on September 28, 2001
                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                   ------------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                   ------------------------------------------

                               CONAGRA FOODS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                47-0248710
 (State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

       ConAgra Foods, Inc.
       One ConAgra Drive
       Omaha, Nebraska                                              68102
(Address of principal executive offices)                          (Zip Code)
                     --------------------------------------

                      Employee Flexible Bonus Payment Plan
                       ConAgra Foods Consultant Agreements
                            (Full title of the plans)
                     --------------------------------------

                  James P. O'Donnell, Executive Vice President
                           and Chief Financial Officer
                               ConAgra Foods, Inc.
                                One ConAgra Drive
                              Omaha, Nebraska 68102
                     (Name and address of agent for service)

                                  402-595-4000
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                     Proposed maximum       Proposed maximum
 Title of Securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered              share (1)               price (1)           registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (2)                2,500,000                $21.70               $54,250,000              $13,563
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported in the consolidated reporting system on September 26, 2001.
(2) This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         ConAgra Foods, Inc. hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission:

         (a)     Annual Report on Form 10-K for the year ended May 27, 2001; and

         (b) The description of ConAgra Foods' common stock contained in registration statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by ConAgra Foods pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

Item 6.           Indemnification of Directors and Officers

         Pursuant to Article V of the Certificate of Incorporation of ConAgra Foods, ConAgra Foods shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to ConAgra Foods or its stockholders for monetary damages for breach of fiduciary duty as a director. A director shall continue to be liable for (1) any breach of a director's duty of loyalty to ConAgra Foods or its stockholders;
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (4) any transaction from which the director derived an improper personal benefit.

         The by-laws of ConAgra Foods provide for indemnification of ConAgra Foods officers and directors against all expenses, liability or losses reasonably incurred or suffered by them, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he was serving ConAgra Foods in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ConAgra Foods.

         ConAgra Foods also maintains a director and officer insurance policy which insures ConAgra Foods, its subsidiaries and their elected officers and directors against damages, judgments, settlements and costs incurred by reason of wrongful acts committed by such persons in their capacities as officers and directors.

Item 8.           Exhibits

         4.1 - ConAgra Foods' Certificate of Incorporation, as amended, incorporated by reference to ConAgra Foods' quarterly report on Form 10-Q for the quarter ended April 27, 2000.

         4.2 - ConAgra Foods' Bylaws, as amended, incorporated by reference to ConAgra Foods' quarterly report on Form 10-Q for the quarter ended February 28, 1999.

         4.3 - Rights Agreement dated July 12, 1996, incorporated herein by reference to ConAgra Foods' annual report on Form 10-K for the fiscal year ended May 27, 2001.

         4.4 - ConAgra Foods' Employee Flexible Bonus Plan, incorporated herein by reference to ConAgra Foods' annual report on Form 10-K for the fiscal year ended May 25, 1997.

         4.5 - Form of Common Stock Certificate incorporated by reference herein to Exhibit 4.7 to ConAgra Foods' Registration Statement on Form S-8 (333-46962).

         23     - Consent of Deloitte & Touche LLP

         24     - Powers of Attorney for Directors of ConAgra Foods.

The undersigned registrant hereby undertakes to submit or cause to be submitted, if not previously submitted, the plan, and any amendments thereto, to the Internal Revenue Service in a timely manner and to make all changes required by the IRS in order to qualify the plan under the Internal Revenue Code.

Item 9.           Undertakings

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1) and (a)(2) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereon, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 28th day of September, 2001.

                                               CONAGRA FOODS, INC.

                                               /s/   Bruce C. Rohde
                                               ---------------------------------
                                               Bruce C. Rohde
                                               Chairman, Chief Executive Officer
                                               and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 28th day of September, 2001 by the following persons in the capacities indicated.

         Signature                             Title

                                               Chairman, Chief Executive Officer
   /s/   Bruce C. Rohde                        and President
---------------------------------------
Bruce C. Rohde

                                               Executive Vice President, Chief
   /s/   James P. O'Donnell                    Financial Officer and Corporate
---------------------------------------        Secretary
James P. O'Donnell

                                               Senior Vice President/Controller
   /s/   Jay D. Bolding
---------------------------------------
Jay D. Bolding

Mogens C. Bay*                                 Director
John T. Chain, Jr.*                            Director
Alice B. Hayes*                                Director
Robert A. Krane*                               Director
Mark Rauenhorst*                               Director
Carl E. Reichardt*                             Director
Ronald W. Roskens*                             Director
Kenneth E. Stinson*                            Director

* This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.


                                               /s/   Bruce C. Rohde
                                               ---------------------------------
                                               Bruce C. Rohde
                                               Attorney-In-Fact

                                INDEX TO EXHIBITS

Exhibit No.                                                                 Page

  4.1 - ConAgra Foods' Certificate of Incorporation, as amended, incorporated by reference to ConAgra Foods' quarterly report on Form 10-Q for the quarter ended April 27, 2000.

  4.2 - ConAgra Foods' Bylaws, as amended, incorporated by reference to ConAgra Foods' quarterly report on Form 10-Q for the quarter ended February 28, 1999.

  4.3 - Rights Agreement dated July 12, 1996, incorporated herein by reference to ConAgra Foods' annual report on Form 10-K for the fiscal year ended May 27, 2001.

  4.4 - ConAgra Foods' Employee Flexible Bonus Plan, incorporated herein by reference to ConAgra Foods' annual report on Form 10-K for the fiscal year ended May 25, 1997.

  4.5 - Form of Common Stock Certificate incorporated by reference herein to Exhibit 4.7 to ConAgra Foods' Registration Statement on Form S-8 (333-46962).

  23   - Consent of Deloitte & Touche LLP

  24   - Powers of Attorney for Directors of ConAgra Foods.